UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 16, 2006
ALLIANCE DATA SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of principal executive offices)
(972) 348-5100
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 16, 2006, Alliance Data Systems Corporation (the “Company”) issued and sold $250,000,000 aggregate principal amount of 6.00% Senior Notes, Series A, due May 16, 2009 (the “Series A Notes”) and $250,000,000 aggregate principal amount of 6.14% Senior Notes, Series B, due May 16, 2011 (the “Series B Notes” and together with the Series A Notes, the “Senior Notes”) pursuant to that certain Note Purchase Agreement, dated as of May 1, 2006 (the “Purchase Agreement”), among the Purchasers listed on Schedule A thereto and the Company. The payment obligations under the Senior Notes are guaranteed by certain existing and future subsidiaries of the Company, currently ADS Alliance Data Systems, Inc. (“ADSI”). The Company applied the proceeds of the sale of the Senior Notes to repayment of other debt.
The proceeds from the offering of Senior Notes were used, in part, to repay approximately $300 million in outstanding indebtedness under that certain $300,000,000 Credit Agreement (the “Bridge Credit Agreement”), dated as of January 3, 2006, by and among the Company, ADS Alliance Data Systems, Inc., a wholly-owned subsidiary of the Company, as guarantor, the banks party thereto and Harris N.A., as administrative agent and lead arranger. The Bridge Credit Agreement will terminate pursuant to its terms on its scheduled maturity date, June 30, 2006.
The Series A Notes and Series B Notes will accrue interest on the unpaid balance thereof at the rate of 6.00% and 6.14% per annum, respectively, from May 16, 2006, payable semiannually, on May 16 and November 16 in each year, commencing with November 16, 2006, until the principal has become due and payable.
The Purchase Agreement includes usual and customary negative covenants for transactions of this type, including covenants limiting the Company’s ability to, among other things, consolidate or merge; substantially change the nature of its business; sell, transfer or dispose of assets; create or incur indebtedness; and create liens. The Purchase Agreement also requires the Company to satisfy certain financial covenants, including maximum ratios of Senior Debt and Consolidated Debt to Consolidated Operating EBITDA as determined in accordance with the Purchase Agreement and a minimum ratio of Consolidated Operating EBITDA to Consolidated Interest Expense as determined in accordance with the Purchase Agreement. The Purchase Agreement also includes customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default and failure to maintain the subsidiary guaranty.
The Senior Notes are unsecured. If, as of September 30, 2006, the Company’s senior credit facilities are secured by pledges of the ownership interests of certain of the Company’s subsidiaries and pledges of certain intercompany promissory notes, the Company will grant the holders of the Senior Notes equal and ratable security interests in such collateral to secure the Senior Notes.
The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information provided in Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On May 18, 2006, the Company issued a press release announcing the completion of the offering of Senior Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Note Purchase Agreement, dated as of May 1, 2006, by and among Alliance Data Systems Corporation and the Purchasers party thereto.

10.2	Subsidiary Guaranty, dated as of May 1, 2006, by ADS Alliance Data Systems, Inc. in favor of the holders from time to time of the Notes.

99.1	Press release dated May 18, 2006 announcing completion of Senior Note offering.
Note: The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: May 18, 2006	By:	/s/ Edward J. Heffernan

Edward J. Heffernan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Note Purchase Agreement, dated as of May 1, 2006, by and among Alliance Data Systems Corporation and the Purchasers party thereto.

10.2	Subsidiary Guaranty, dated as of May 1, 2006, by ADS Alliance Data Systems, Inc. in favor of the holders from time to time of the Notes.

99.1	Press release dated May 18, 2006 announcing completion of Senior Note offering.

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